UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 3, 2013 (September 27, 2013)

Newcastle Investment Corp.

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

001-31458	81-0559116
(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 46th Floor New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 798-6100

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

As previously announced in a Form 8-K filed on September 10, 2013, Newcastle Investment Corp. (“Newcastle”) entered into a restructuring support agreement, effective September 3, 2013, with GateHouse Media Inc. and certain of its subsidiaries (collectively, “GateHouse”) and the other debtholders of GateHouse under the Amended and Restated Credit Agreement, by and among certain affiliates of GateHouse, the Lenders from time to time party thereto and the administrative agent thereto, dated as of February 27, 2007 (as amended, supplemented or modified from time to time, the “2007 Credit Facility”), in which the parties agreed to support, subject to the terms and conditions therein, the restructuring of the Outstanding Debt (as defined below) pursuant to the consummation of a prepackaged plan of reorganization (the “Plan”).

On September 27, 2013, GateHouse commenced voluntary chapter 11 proceedings (the “Chapter 11 Cases”) under the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

Concurrently with the commencement of the Chapter 11 Cases, GateHouse has filed and requested confirmation of the Plan. Newcastle, as Plan Sponsor, is a party to the Plan and supports its confirmation.

Pursuant to the Plan, Newcastle or its designated affiliates will offer to purchase the obligations of GateHouse under the 2007 Credit Facility and under certain interest rate swaps secured thereunder (collectively, the “Outstanding Debt”) in cash and at 40.0% of (a) $1,167,449,812.96 of principal of claims under the 2007 Credit Facility, plus (b) accrued and unpaid interest at the applicable contract non-default rate with respect thereto, plus (c) all amounts, excluding any default interest, arising from transactions in connection with the interest rate swaps, on the effective date of the Plan.

Additionally, Newcastle will also contribute 100% of the stock of Local Media Group Holdings LLC (“Local Media Parent”), the sole owner of Local Media Group, Inc. (“Local Media”), which Newcastle acquired on September 3, 2013, to a new holding company, New Media Investment Group Inc. (“New Media”). As a result of the transactions contemplated by the Plan, New Media will own the reorganized GateHouse and Local Media Parent on the Effective Date of the Plan. In exchange, Newcastle will receive common stock of New Media equal in value to the cost of the Local Media acquisition (subject to certain adjustments described in the Plan).

Additional information is available at GateHouse’s restructuring website at http://dm.epiq11.com/gatehousemedia. None of the information made available on GateHouse’s restructuring website shall be deemed to be part of this filing and the reference to such website is provided as an inactive textual reference only.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWCASTLE INVESTMENT CORP.

Dated: October 3, 2013	By:	/s/ Jonathan Brown
Jonathan Brown
Interim Chief Financial Officer